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                                                                    Exhibit 21.1

                           DELPHI INTERNATIONAL LTD.

                              LIST OF SUBSIDIARIES


      Name of Subsidiary                                  Place of Incorporation

Oracle Reinsurance Company Ltd.                                   Bermuda